Exhibit 10.26

GENERAL SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of August 14, 2006, between TELETOUCH PAGING, LP, a Texas Limited Partnership (“TLP”) (the “Obligor”) and TELETOUCH COMMUNICATIONS, INC., a Delaware corporation (“Teletouch” or the “Secured Party”);

W I T N E S S E T H :

WHEREAS, TLP and Teletouch are parties to an Asset Purchase Agreement, dated August 22, 2005, as amended, (the “Asset Purchase Agreement”), pursuant to which Teletouch has agreed to convey, among other assets, certain lease agreements (“Leases”) to TLP as set forth in the Asset Purchase Agreement; and

WHEREAS, pursuant to the Asset Purchase Agreement, TLP will assume all the obligations pursuant to the Leases and TLP has agreed to arrange for the Leases to be assigned to TLP;

WHEREAS, the parties acknowledge that all of the Leases will not be assigned to TLP prior to the closing of the Asset Purchase Agreement;

WHEREAS, it is a condition to the willingness of Teletouch to enter into the Asset Purchase Agreement that the Obligor enter into this Agreement and grant to Teletouch the security interest provided;

NOW, THEREFORE, FOR VALUE RECEIVED, IT IS AGREED:

Section 1. Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meaning specified therefor in the Asset Purchase Agreement. As used herein the following terms shall have the meanings specified and shall include in the singular number the plural and in the plural number the singular:

“Assigned Agreements” shall mean all contracts and agreements of the Obligor.

“Collateral” means all of the Obligor’s right, title and interest in and under or arising out of each and all of the following:

All personal property and fixtures of the Obligor of any type or description, wherever located and now existing or hereafter arising or acquired, including but not limited to the following:

(i)	all of the Obligor’s goods including, without limitation:

(a) all inventory, including without limitation, equipment held for lease, whether raw materials, in process or finished, all material or equipment usable in processing the same and all documents of title covering any inventory (all of the foregoing, “Inventory”).

(b) all equipment (the “Equipment”), excluding automobiles, employed in connection with the Obligor’s business, together with all present and future additions, attachments and accessions thereto and all substitutions therefor and replacements thereof.

(ii)	all of the Obligor’s present and future accounts, accounts receivable, general intangibles, contracts and contract rights (herein sometimes referred to as “Receivables”), including but not limited to the Obligor’s rights (including rights to payment) under all Assigned Agreements, together with

(a) all claims, rights, powers or privileges and remedies of the Obligor relating thereto or arising in connection therewith including, without limitation, all rights of the Obligor to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or any property which is the subject of the Assigned Agreements, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which (in the opinion of the Secured Party) may be necessary or advisable in connection with any of the foregoing,

(b) all liens, security, guaranties, endorsements, warranties and indemnities and all insurance and claims for insurance relating thereto or arising in connection therewith,

(c) all rights to property forming the subject matter of the Receivables including, without limitation, rights to stoppage in transit and rights to returned or repossessed property,

(d) all writings relating thereto or arising in connection therewith including without limitation, all notes, contracts, security agreements, guaranties, chattel paper and other evidence of indebtedness or security, all powers-of-attorney, all books, records, ledger cards and invoices, all credit information, reports or memoranda and all evidence of filings or registrations relating thereto,

(e) all catalogs, computer and automatic machinery software and programs, and the like pertaining to operations by the Obligor in, on or about any of its plants or warehouses, all sales data and other information relating to sales or service of products now or hereafter manufactured on or about any of its plants, and all accounting information pertaining to operations in, on or about any of its plants, and all media in which or on which any of the information or knowledge or data is stored or contained, and all computer programs used for the compilation or printout of such information, knowledge, records or data, and

(f) all accounts, contract rights, general intangibles and other property rights of any nature whatsoever arising out of or in connection with the foregoing, including without limitation, payments due and to become due, whether as repayments, reimbursements, contractual obligations, indemnities, damages or otherwise;

(iii)	patents, patent applications, copyrights and intellectual property of all description;

(iv)	all other personal property of the Obligor of any nature whatsoever, including, without limitation, all accounts, deposits, credit balances, contract rights, inventory, general intangibles, goods, equipment, instruments, chattel paper, machinery, furniture, furnishings, fixtures, tools, supplies, appliances, plans and drawings, together with all customer and supplier lists and records of the business, and all property from time to time described in any financing statement (UCC-1) signed by the Obligor naming the Secured Party as secured party; and

(v)	all additions, accessions, replacements, substitutions or improvements and all products and proceeds including, without limitation, proceeds of insurance, of any and all of the Collateral described in clauses (i) through (iii) above.

“Instrument” shall have the meaning specified in Article 3 of the Uniform Commercial Code, as in effect from time to time in the State of Texas and shall also include any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, deposit arrangement, encumbrance (including any easement, right of way, zoning restriction and the like), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Permitted Liens” means:

(a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books;

(b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(c) Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(d) ground leases in respect of real property on which facilities owned or leased by the Obligor or any of its subsidiaries are located;

(e) any interest or title of a lessor secured by a lessor’s interest under any lease of real property on which facilities owned or leased by the Obligor or any of its subsidiaries are located;

(f) any liens set forth on Schedule 2; and

(g) any liens securing indebtedness or obligations resulting from the initial borrowings by TLP from American National Bank and Summitt Bank to purchase the Assets from Teletouch.

“Person” means any natural person, corporation, firm, association, partnership, joint venture, limited liability company, joint-stock company, trust, unincorporated organization, government, governmental agency or subdivision, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Receivables” has the meaning specified therefor in clause (ii) of the definition of Collateral.

“Secured Obligations” means all liabilities, obligations, covenants, promises, agreements and undertakings which relate in any way to the Leases, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

Section 2. Security Interests. As security for the payment and performance of all Secured Obligations, the Obligor does hereby grant and assign to the Secured Party, a continuing security interest subordinated to the security interest of American National Bank and Summitt Bank in all of the Collateral, whether now existing or hereafter arising or acquired and wherever located, subject to the priority, if any, of Permitted Liens.

Section 3. General Representations, Warranties and Covenants. The Obligor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

(a) This Agreement is made with full recourse to the Obligor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of the Obligor contained herein, in the Asset Purchase Agreement and otherwise made in writing in connection herewith or therewith.

(b) Except for the security interest of the Secured Party and the Permitted Liens, the Obligor is, and as to Collateral acquired from time to time after the date hereof the Obligor will be, the owner of all the Collateral free from any lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens) and the Obligor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party.

(c) There is no financing statement other than the Permitted Liens (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of any kind in the Collateral, or intended to cover any such interest, which has not been terminated or released by the secured party named therein and so long as any of the Secured Obligations remain unpaid, the Obligor will not execute and there will not be on file in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except (i) financing statements filed or to be filed in respect of and covering the security interest of the Secured Party hereby granted and provided for and (ii) with respect to Permitted Liens.

(d) The chief executive office and chief place of business of the Obligor is located at the address of the Obligor listed on the signature page hereof, and the Obligor will not move its chief executive office and chief place of business without providing prior written notice to the Secured Party of not less than 30 days. The originals of all Assigned Agreements and all documents (as well as all duplicates thereof) evidencing all Receivables and all other contract rights or accounts and other property of the Obligor and the only original books of account and records of the Obligor relating thereto are, and will continue to be, kept at such chief executive office, or at such new location as the Obligor may establish

(e) The name of the Obligor is as set forth on the signature page hereto and the Obligor shall not change such name, conduct its business in any other name or take title to the Collateral in any other name while this Agreement remains in effect, without providing the Secured Party no less than 30 days notice and making such filings as the Secured Party shall reasonably request. The Obligor has never had any name, or conducted business under any name in any jurisdiction, other than its name set forth on the signature page hereto.

(f) At the Obligor’s own expense, the Obligor will: (i) keep the Collateral fully insured at all times with financially sound and responsible insurance carriers against loss or damage by fire and other risks, casualties and contingencies and in such manner and to the same extent that like properties are customarily so insured by other entities engaged in the same or similar businesses similarly situated and keep adequate insurance at all times against liability on account of damage to persons and properties and under all applicable workers’ compensation laws, (ii) upon request by the Secured Party, promptly deliver the insurance policies or certificates thereof to the Secured Party, and (iii) keep the Collateral in good condition at all times (normal wear and tear excepted) and maintain same in accordance with all manufacturer’s specifications and requirements.

(g) The Obligor will not use the Collateral in violation of any statute or ordinance or applicable insurance policy and will promptly pay all taxes and assessments levied against the Collateral.

(h) The Obligor will not sell, transfer, change the registration, if any, dispose of, attempt to dispose of, substantially modify or abandon the Collateral or any part thereof other than sales of Inventory in the ordinary course of business and the disposition of obsolete or worn-out Equipment in the ordinary course of business.

(k) (i) The Obligor will indemnify and hold the Secured Party harmless from and against any loss, liability, damage, costs and expenses whatsoever arising from the Obligor’s use, operation, ownership or possession of the Collateral or any part thereof.

(j) The Obligor will not enter into any agreement that is inconsistent with the Obligor’s obligations under this Agreement.

(k) If the Obligor transfer any assets to any subsidiary or affiliate now existing or hereafter formed, before so doing, it shall cause such person to sign a guaranty and security agreement covering the secured obligations.

Section 4. Special Provisions Concerning Assigned Agreements. The Obligor represents, warrants and agrees as follows:

(a) The Assigned Agreements constitute the legal, valid and binding obligations of the Obligor and, to the best of its knowledge, the other parties thereto, enforceable in accordance with their respective terms.

(b) The Obligor will use its best efforts to faithfully abide by, perform and discharge each and every material obligation, covenant and agreement to be performed by the Obligor under the Assigned Agreements.

(c) The Obligor will not modify, amend or agree to vary any of the Assigned Agreements in any material respect other than in the ordinary course of business, or otherwise act or fail to act in a manner likely (directly or indirectly) to entitle any party thereto to claim that the Obligor is in default under the terms thereof.

(d) The Obligor will appear in and defend every action or proceeding arising under, growing out of or in any manner connected with the Assigned Agreements or the obligations, duties or liabilities of the Obligor and any assignee thereunder.

(e) Should the Obligor fail to make any payment or to do any act as herein provided after 15 day’s notice by the Secured Party, the Secured Party may (but without obligation on the Secured Party’s part to do so and without notice to or demand on the Obligor and without releasing the Obligor from any obligation hereunder) make or do the same in such manner and to such extent as the Secured Party may deem necessary to protect the security interests provided hereby, including specifically, without limiting the general powers, the right to appear in and defend any action or proceeding purporting to affect the security interests provided hereby and the Obligor, and the Secured Party may also perform and discharge each and every obligation, covenant and agreement of the Obligor contained in any Assigned Agreement and, in exercising any such powers, pay necessary costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees.

(f) Upon the request of the Secured Party, the Obligor will send to the Secured Party copies of all notices, documents and other papers furnished or received by it with respect to any of the Assigned Agreements.

Section 5. Special Provisions Concerning Equipment. The Obligor will do nothing to impair the rights of the Secured Party in the Equipment. The Obligor shall cause the Equipment to at all times constitute and remain personal property. The Obligor will at all times keep all Equipment insured with financially responsible insurance companies in favor of the Secured Party, at the expense of the Obligor, against such perils and in such amounts as are customary for Persons in the same general line of business as the Obligor and operating in similar geographic locations and markets. If the Obligor shall fail to insure the Equipment to the Secured Party’s reasonable satisfaction, or if the Obligor shall fail so to endorse and deposit all policies or certificates with respect thereto, the Secured Party shall have the right (but shall be under no obligation) to procure such insurance and the Obligor agrees to reimburse the Secured Party for all costs and expenses of procuring such insurance, together with interest at a rate per annum equal to 18% (or the maximum rate permitted by law).

Section 6. Special Provisions Concerning Remedies and Sale. In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights and remedies, upon the occurrence of an Event of Default the Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction in addition to the rights and remedies provided herein, in the Asset Purchase Agreement and in any other agreement executed in connection therewith whereby the Obligor has granted any Lien to the Secured Party. Without in any way limiting the foregoing, Secured Party may pursue any one or all of the following or any other remedies:

(a) Upon the occurrence of an Event of Default, the Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction in addition to the rights and remedies provided herein, in the Asset Purchase Agreement and any other document whereby the Obligor has granted any Lien to the Secured Party. The Secured Party shall have the right, without further notice to, or assent by, the Obligor, in the name of the Obligor or in the name of the Secured Party or otherwise:

(i) to ask for, demand, collect, receive, compound and give acquittance for the Receivables or any part thereof;

(ii) to extend the time of payment of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any of the Receivables;

(iii) to endorse the name of the Obligor on any checks, drafts or other orders or instruments for the payment of moneys payable to the Obligor which shall be issued in respect of any Receivable;

(iv) to file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by the Secured Party necessary or advisable for the purpose of collecting or enforcing payment of any Receivable;

(v) to make test verifications of the Receivables or any portion thereof;

(vi) to notify any or all account Obligors under any or all of the Receivables to make payment thereof directly to the Secured Party for the account of the Secured Party and to require the Obligor to forthwith give similar notice to the account Obligors;

(vii) to require the Obligor forthwith to account for and transmit to the Secured Party in the same form as received all proceeds (other than physical property) of collection of Receivables received by the Obligor and, until so transmitted, to hold the same in trust for the Secured Party and not commingle such proceeds with any other funds of the Obligor;

(viii) to take possession of any or all of the Collateral and, for that purpose, to enter, upon reasonable notice, with the aid and assistance of any Person or Persons and with or without legal process, any premises where the Collateral, or any part thereof, are, or may be, placed or assembled, and to remove any of such Collateral;

(ix) to execute any instrument and do all other things necessary and proper to protect and preserve and realize upon the Collateral and the other rights contemplated hereby;

(x) upon reasonable notice to such effect, to require the Obligor to deliver, at the Obligor’s expense, any or all Collateral to the Secured Party at a place designated by the Secured Party; and

(xi) without obligation to resort to other security, at any time and from time to time, to sell, re-sell, assign and deliver all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as the Secured Party may determine, with the amounts realized from any such sale to be applied to the Secured Obligations in the manner determined by the Secured Party.

The Obligor hereby agrees that all of the foregoing may be effected without demand, advertisement or notice (except as otherwise provided herein or as may be required by law), all of which (except as otherwise provided) are hereby expressly waived, to the extent permitted by law. The Secured Party shall not be obligated to do any of the acts hereinabove authorized, but in the event that the Secured Party elects to do any such act, the Secured Party shall not be responsible to the Obligor except for its gross negligence or willful misconduct.

Section 7. Application of Moneys. All moneys which the Secured Party shall receive, in accordance with the provisions hereof, shall be applied (to the extent thereof) to the payment of all Secured Obligations in such order as the Secured Party may determine.

(b) If after applying any amounts which the Secured Party has received in respect of the Collateral any of the Secured Obligations remain unpaid, the Obligor shall continue to be liable for any deficiency, together with interest.

Section 9. Fees and Expenses, etc. Any and all fees, costs and expenses of whatever kind or nature, including but not limited to the reasonable attorneys’ fees and legal expenses incurred by the Secured Party in connection with the enforcement of this Agreement, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, fees and other costs relating to the encumbrances or otherwise protecting, maintaining, preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by the Obligor on written demand by the Secured Party setting forth in reasonable detail the nature of such expenses and until so paid shall be added to the principal amount of the Secured Obligations and shall bear interest at a rate per annum equal to 18% (or the maximum permitted by law). In addition, the Obligor will pay, and indemnify and hold the Secured Party harmless from and against, any and all liabilities, obligations, losses, damages penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the Collateral, including (without limitation) claims of patent or trademark infringement and any claim of unfair competition or anti-trust violation.

Section 10. Miscellaneous. All notices, communications and distributions hereunder shall be in writing (including telecopied communication) and mailed by certified mail, telecopied, personally delivered or delivered by Federal Express or other reputable overnight courier service, if to the Obligor addressed to it at its address set forth opposite its signature below, if to the Secured Party, addressed to it at its address set forth opposite its signature below, or as to either party at such other address as shall be designated by such party in a written notice to such other party complying as to delivery with the terms of this Section. All such notices and other communications shall be effective (i) if mailed by certified mail, three days after the date of deposit thereof with the U.S. Postal Service, properly addressed with postage prepaid, (ii) if telecopied, upon receipt by the addressee, (iii) if personally delivered, upon such delivery and (iv) if delivered by overnight courier service, on the business day following delivery thereof to such courier service in time for next-business-day delivery.

(b) No delay on the part of the Secured Party in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof, except if, and in such case only to the extent which, such failure prejudices or damages the Obligor. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Obligor and the Secured Party. No notice to or demand on the Obligor in any case shall entitle the Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

(c) The obligations of the Obligor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Obligor; or (ii) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of the Leases or this Agreement. or (iii) any amendment to or modification of any of the foregoing; whether or not the Obligor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Secured Party herein provided are cumulative and not exclusive of any rights or remedies which the Secured Party would otherwise have.

(d) This Agreement shall be binding upon the Obligor and its successors and assigns and shall inure to the benefit of the Secured Party and its successors and assigns, except that the Obligor may not transfer or assign any of its obligations, rights or interest hereunder without the prior written consent of the Secured Party, and any such purported assignment by the Obligor shall be void. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

(e) The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(f) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) All rights, remedies and powers provided by this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and the provisions hereof are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(h) Except to the extent that matters of title, or creation, perfection and priority of the security interests created hereby, or procedural issues of foreclosure are required to be governed by the laws of the state in which the Collateral, or part thereof, is located, this Agreement shall be governed by the laws of the State of Texas as applied to contracts entered into and to be performed entirely within the State of Texas. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SUCH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY’S ENTERING INTO THIS AGREEMENT.

(i) It is expressly agreed, anything herein, in the Asset Purchase Agreement or in any other agreement or instrument executed in connection with the Asset Purchase Agreement to the contrary notwithstanding, that the Obligor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Secured Party shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Obligor under or pursuant to any or in respect of any Collateral.

(j) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Address:	TELETOUCH PAGING, L.P.
as Obligor

	By:	/s/ Robert Albritton
	Name:	Robert Albritton
	Title:	Managing Member

TELETOUCH COMMUNICATIONS, INC as Secured Party
5718 Airport Freeway
Fort Worth, Texas 76117	By:	/s/ Thomas A. Hyde, Jr.
Fax - (817) 654-6220	Name:	Thomas A. Hyde, Jr.
	Title:	Chief Executive Officer